Exhibit 10.4

COLLATERAL AGREEMENT

made by

DEL LABORATORIES, INC.

and certain of its Subsidiaries

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Collateral Agent

Dated as of October 28, 2005

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6.3.	Financing Statements	20

SECTION 7. MISCELLANEOUS		20

7.1.	Amendments in Writing	20
7.2.	Notices	20
7.3.	No Waiver by Course of Conduct; Cumulative Remedies	20
7.4.	Successors and Assigns	20
7.5.	Counterparts	21
7.6.	Severability	21
7.7.	Section Headings	21
7.8.	Integration	21
7.9.	GOVERNING LAW	21
7.10.	Submission To Jurisdiction; Waivers	21
7.11.	Acknowledgements	22
7.12.	Additional Grantors	22
7.13.	Releases	22
7.14.	WAIVER OF JURY TRIAL	22

SCHEDULES

Schedule 1	Notice Addresses

Schedule 2	Investment Property

Schedule 3	Jurisdictions of Organization and Chief Executive Offices

Schedule 4	Filings and Other Actions required for Perfection

Schedule 5	Inventory and Equipment Locations

Schedule 6	Intellectual Property

Schedule 7	Commercial Tort Claims

ANNEXES

Annex I	Form of Assumption Agreement
Annex II	Form of Acknowledgement and Consent
Annex III	Form of Intellectual Property Security Agreement

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COLLATERAL AGREEMENT, dated as of October 28, 2005, made by Del Laboratories, Inc. (the “Company”), each of the other signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors” and, together with the Company, individually, a “Grantor” and collectively, the “Grantors”), in favor of Wells Fargo Bank, National Association., a national banking association, in its capacity as Collateral Agent under the Collateral Agency Agreement dated as of October 28, 2005 (as the same may be amended, modified, supplemented or restated hereafter, the “Collateral Agency Agreement”) among the Collateral Agent, Wells Fargo Bank, N.A., as trustee under the Indenture referred to below, and the Grantors (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

RECITALS

Pursuant to that certain Indenture dated as of even date herewith (as the same may be amended, modified, supplemented or restated hereafter, the “Indenture”) among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, together with its successors in such capacity, the “Trustee”), the Company has issued $185,000,000 in aggregate principal amount of Senior Secured Floating Rate Notes (the “Notes”) and the Guarantors have agreed to extend guarantees thereof.

In order to induce the Trustee to enter into the Indenture and the initial purchasers of notes issued pursuant to the Indenture to purchase such notes, the Grantors have agreed to grant a continuing Lien on the Collateral to secure the Note Lien Obligations;

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each other Secured Party (and each of their respective successors and assigns), hereby agree as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions.

(a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof): Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Money, Negotiable Documents, Payment Intangible, Records, Securities Accounts, Securities Entitlements, Supporting Obligations and Tangible Chattel Paper.

(b) The following terms shall have the following meanings:

“Agreement”: this Collateral Agreement.

“Cash Proceeds”: all Proceeds of any Collateral received by any Grantor consisting of cash and checks.

“Collateral”: as defined in Section 2.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 5.1 or 5.4.

“Collateral Support”: all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Company”: as defined in the preamble.

“Copyrights”: (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including each registration identified on Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Copyright Licenses”: with respect to any Grantor, all agreements (whether or not in writing) naming such Grantor as licensor or licensee (including those agreements listed in Schedule 6), granting any right under any Copyright, including the grant of rights to print, publish, copy, distribute, exploit and sell materials derived from any Copyright, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.

“Discharge of Priority Lien Obligations”: as defined in the Intercreditor Agreement.

“Excluded Perfection Assets”: (i) Vehicles having a value less than $100,000 individually, not to exceed $1.0 million in the aggregate for all such Vehicles; (ii) Goods included in Collateral received by any Person for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person; (iii) Money which has not been transferred to or deposited in a Deposit Account in which the Priority Lien Collateral Agent maintains “control” as described in the UCC and which does not constitute identifiable Cash Proceeds of other Collateral; (iv) any Deposit Account (other than the Net Available Cash Account) containing an average daily balance of less than $200,000 individually, not to exceed $1.0 million in the aggregate for all such Deposit Accounts; (v) any Intellectual Property outside of the United States; (vi) any other item of Collateral the aggregate value of which shall not exceed at any time $500,000 and for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States; and (vii) any other property or assets (other than Intellectual Property) in which a Lien cannot be perfected either automatically or by the filing of a financing statement under the UCC of the relevant jurisdiction, so long as the aggregate fair market value of all such property and assets does not at any one time exceed $10.0 million.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Investment Property”: the collective reference to all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC.

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, property, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Note Lien Documents or the rights or remedies of the Trustee, the Collateral Agent or the other holders of Note Lien Obligations hereunder or thereunder or the validity, perfection or priority of the Collateral Agent’s Liens on the Collateral.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Lien Debt”: (1) the notes issued on the date of the Indenture and notes issued under the Indenture in exchange therefor in accordance with the Registration Rights Agreement; and, in each case the Guarantees thereof by the Subsidiary Guarantors, and (2) any other Indebtedness of the Company (including Additional Notes) that is secured equally and ratably with the notes by a Note Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document and the Guarantees thereof by the Subsidiary Guarantors; provided that:

(a) the net proceeds are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire Credit Facility Lien Debt or other Note Lien Debt; or

(b) on the date of incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, the aggregate principal amount of Note Lien Debt outstanding does not exceed $210.0 million;

provided further, in the case of any Indebtedness referred to in clause (2) of this definition:

(i) on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Note Lien Representative, the Note Collateral Agent and the Credit Agreement Agent, as “Note Lien Debt” for the purposes of the Indenture and the Intercreditor Agreement; provided that no Series of Secured Debt may be designated as both Note Lien Debt and Credit Facility Lien Debt;

(ii) such Indebtedness is governed by an Indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(iii) all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Note Collateral Agent’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iii) will be conclusively established if the Company delivers to the Note Collateral Agent and the Credit Agreement Agent an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Note Lien Debt”).

“Note Lien Obligations”: Note Lien Debt and all other Obligations in respect thereof.

“Obligations”: means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Credit Facility Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, indemnifications, reimbursements, damages, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Ordinary Course Transferees”: (i) with respect to Goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (ii) with respect to General Intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Organizational Documents”: as to any Person, its certificate or articles of incorporation and by-laws if a corporation, its partnership agreement if a partnership, its limited liability company agreement if a limited liability company, or other organizational or governing documents of such Person.

“Patents”: (i) all United States and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified on Schedule 6, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Patent License”: with respect to any Grantor, all agreements (whether or not in writing) providing for the grant by or to such Grantor of any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent (including those agreements listed on Schedule 6), subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Person” : any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC, including, in any event, all dividends, returns of capital and other distributions from Investment Property and all collections thereon and payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).

“Required Priority”: as to any Lien created by any Note Lien Document or Credit Facility Lien Security Document, the condition that (subject to the provisions of such Note Lien Document or Credit Facility Lien Security Document, as the case may be) such Lien is entitled and subject to the relative lien priorities and rights provided by the Intercreditor Agreement and otherwise is prior and superior in right to any claim, interest or Lien of any other Person (except Permitted Liens).

“Secured Parties”: all present and future holders of Note Lien Obligations including the Trustee and Collateral Agent as holders of Obligations arising under the Indenture, the Collateral Agency Agreement, this Agreement or any other Note Lien Documents.

“Securities”: all “securities” as defined in Article 8 of the UCC, any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all United States, state and foreign trademarks, service marks, trade names, domain names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, and all registrations of and applications to register the foregoing and any new renewals thereof, including each registration and application identified in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and dilutions thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements and dilutions thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trademark License”: with respect to any Grantor, any agreement (whether or not in writing) providing for the grant by or to such Grantor of any right to use any Trademark (including those agreements listed on Schedule 6), subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Trade Secrets”: (i) all trade secrets and all confidential information, (ii) the right to sue or otherwise recover for any and all past, present and future misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future misappropriations thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Trade Secret License”: with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such Grantor of any right to use any Trade Secret, including any of the foregoing agreements referred to in Schedule 6, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“UETA”: the Uniform Electronic Transaction Act, as in effect in the applicable jurisdiction.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles, vessels and aircrafts covered by a certificate of title law of any jurisdiction and all appurtenances thereto.

1.2. Other Definitional Provisions.

(a) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

(b) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(e) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean the payment in full of such Obligation in cash in immediately available funds.

SECTION 2. GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Note Lien Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Instruments;

(d) all Commercial Tort Claims identified in Schedule 7 hereto;

(e) all Letter of Credit Rights;

(f) all Payment Intangibles;

(g) all Receivables;

(h) (i) all Deposit Accounts and all cash, checks, Temporary Cash Investments, and other property held therein or credited thereto, (ii) all Money and (iii) all Securities, Security Entitlements, and Securities Accounts and other Investment Property, and all cash, checks, Temporary Cash Investments, securities, financial assets or other property held therein or credited thereto;

(i) all Inventory;

(j) all books, Records, Receivables Records and Collateral Records relating to the foregoing (including without limitation all books, databases, customer lists, engineer drawings, Records, Receivables Records and Collateral Records, whether tangible or electronic, which contain any information relating to any of the foregoing);

(k) all Intellectual Property, to the extent of each Grantor’s right, title or interest therein (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed, to the extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act);

(l) the Net Available Cash Account;

(m) all Equipment;

(n) all Fixtures;

(o) all General Intangibles;

(p) to the extent relating to any of the items referred to in the preceding clauses, all Documents;

(q) to the extent relating to any of the items referred to in the preceding clauses, all Supporting Obligations; and

(r) all identifiable Cash Proceeds and non-Cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including without limitation, all insurance proceeds) and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing;

provided, that (i) this Agreement shall not constitute a grant of a security interest in any property to the extent that and for as long as such grant of a security interest (A) is prohibited by any Requirement of Law, (B) requires a filing with or consent from any Governmental Authority pursuant to any Requirement of Law that has not been made or obtained or (C) constitutes a breach or default under or results in the termination of, or requires any consent not obtained under, any lease, license or agreement, except to the extent that such Requirement of Law or provisions of any such lease, license or agreement is ineffective under applicable law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder; and (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (C) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Collateral Agent as of the date hereof:

3.1. Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Indenture and the Credit Agreement, such Grantor owns each item of Collateral granted by it free and clear of any and all Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or in respect of Liens that are permitted by the Indenture, the Credit Agreement, any other Note Lien Documents or any other Credit Facility Lien Security Documents for which termination statements will be delivered on the Closing Date.

3.2. Perfected Required Priority Liens.

(a) Upon completion of the filings and other actions specified on Schedule 4 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent, in completed and, where required, duly executed form) and the payment of all applicable fees, the security interests granted in Section 2 will constitute valid perfected security interests in all of the Collateral (except for Excluded Perfection Assets) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor other than Ordinary Course Transferees, except as (x) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing, and (y) to the extent that the recording or an assignment or other transfer of title to the Collateral Agent or the recording of other applicable documents in the United States Patent and Trademark Office or the United States Copyright Office may be necessary for enforceability, and is and will be, subject to the Required Priority, prior to all other Liens on such Collateral except for Liens permitted by the Indenture which have priority over the Liens on such Collateral by operation of law.

(b) Each Grantor consents to the grant by each other Grantor of the security interests granted hereby.

3.3. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. On the date hereof, such Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3, the jurisdiction of such Grantor’s organization or formation is required to maintain a public record showing the Grantor to have been organized or formed. On the date hereof, except as specified on Schedule 3, such Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate or organizational form in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another person, which (x) has not heretofore been terminated or (y) is in respect of a Lien that is not permitted by the Indenture. Such Grantor has furnished to the Collateral Agent its organizational documents as in effect as of a date which is recent to the date hereof.

3.4. Inventory and Equipment.

(a) On the date hereof Schedule 5 sets forth all locations where any Inventory and Equipment (other than mobile goods) in excess of $100,000 in value are kept.

(b) All Inventory now or hereafter produced by any Grantor included in the Collateral has been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

(c) Except as specifically indicated on Schedule 5, to the knowledge of such Grantor none of the Inventory or Equipment of such Grantor with a value in excess of $100,000 is in possession of a bailee.

3.5. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

3.6. Receivables. The amounts represented by such Grantor to the Collateral Agent or the other Secured Parties from time to time as owing to such Grantor in respect of such Grantor’s Receivables will at such time be the correct amount, in all material respects, actually owing thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP.

3.7. Intellectual Property.

(a) Schedule 6 lists all Patents, registrations and applications to register Trademarks and registered Copyrights owned by such Grantor in its own name on the date hereof. Except as set forth in Schedule 6, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such applications, registrations and issuances.

(b) On the date hereof, all Intellectual Property of such Grantor described on Schedule 6 is subsisting and unexpired and, to the knowledge of such Grantor, has not been abandoned and is valid and enforceable. Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of such Grantor, neither the operation of such Grantor’s business as currently conducted nor the use of the Intellectual Property in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property rights of any other Person.

(c) Except as set forth in Schedule 6, on the date hereof, (i) none of the material patents, trademarks, copyrights and trade secrets owned by any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor and (ii) there are no other material agreements, obligations, orders or judgments to which such Grantor is subject which affect the use of any Intellectual Property owned by such Grantor.

(d) The rights of such Grantor in or to the Patents, Trademarks, Copyrights and Trade Secrets owned by such Grantor do not conflict with or infringe upon the rights of any third party, and no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party, in either case, which conflict or infringement would reasonably be expected to have a Material Adverse Effect. There is currently no infringement or unauthorized use of any item of such

Intellectual Property owned by such Grantor that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor’s rights in, any Patent, Trademark, Copyright or Trade Secret owned by such Grantor in any respect that would reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of such Intellectual Property owned by such Grantor that could reasonably be expected to lead to such item becoming invalid or unenforceable including unauthorized uses by third parties and uses which would reasonably be expected to damage the goodwill of the business associated with any of the Trademarks owned by such Grantor and Trademark Licenses, which uses, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof seeking to limit, cancel or question the validity of any material Patent, Trademark, Copyright or Trade Secret owned by such Grantor or such Grantor’s ownership interest therein, which, if adversely determined, would have a Material Adverse Effect on the value of any Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned or licensed by such Grantor.

(g) With respect to each Copyright License, Trademark License and Patent License, except as would not reasonably be expected to have a Material Adverse Effect: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any notice of termination or cancellation under such license; (iii) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

(h) To the extent such Grantor has reasonably determined that it is commercially practicable to do so, such Grantor has used proper statutory notice in connection with its use of each material Patent, Trademark and Copyright owned by such Grantor.

(i) Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance with industry standards.

(j) Such Grantor has made all material filings and recordations and paid all fees necessary in its reasonable business judgment to adequately protect its interest in its United States Patents, Trademarks and Copyrights and material non-United States Patents, Trademarks and Copyrights owned by such Grantor including recordation of its interests in the material Patents and Trademarks owned by such Grantor with the United States Patent and Trademark Office and in similar offices or agencies in other countries and groups of countries, and recordation of any of its interests in the Copyrights owned by such Grantor with the United States Copyright Office and in similar offices or agencies in other countries and groups of countries.

SECTION 4. COVENANTS

Each Grantor covenants and agrees with the Collateral Agent that, from and after the date hereof in the case of Sections 4.7 and 4.10(b), (c) and (d), and from and after the Discharge of Priority Lien Obligations with respect to Liquid Collateral in the case of all other provisions in this Section 4:

4.1. Covenants in the Indenture. Such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, so that no breach of the covenants in the Indenture pertaining to actions to be taken, or not taken, by such Grantor will result.

4.2. Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Property and Letter of Credit Rights.

(a) If any of the Collateral of such Grantor (other than Excluded Assets) is or shall become evidenced or represented by any Instrument, Negotiable Document or Tangible Chattel Paper, upon the request of the Collateral Agent such Instrument, Negotiable Documents or Tangible Chattel Paper shall be immediately delivered to the Collateral Agent duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(b) If any of the Collateral of such Grantor (other than Excluded Assets) is or shall become “Electronic Chattel Paper” such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c) If any of the Collateral of such Grantor (other than Excluded Assets) is or shall become evidenced or represented by an Uncertificated Security in excess of $500,000, upon the request of the Collateral Agent, such Grantor shall cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to promptly (but in any event with in 60 days of such request) agree in writing with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent) without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent.

(d) If any of the Collateral of such Grantor is or shall become “transferable records” as defined in UETA, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent “control” under Section 16 of UETA over such transferable records. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in Collateral Agent’s loss of control, for the Grantor to make alterations to the transferable records permitted under Section 16 of UETA for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such transferable records

4.3. Maintenance of Accounts. Such Grantor shall maintain Securities Accounts and Deposit Accounts (other than with respect all of the Grantors, (x) Deposit Accounts maintained outside the United States with a combined aggregate balance at any time outstanding of less than $250,000, (y) Securities Accounts or Deposit Accounts maintained within the United States with an individual aggregate balance or value, as applicable, at any time of less than $200,000 and a combined aggregate balance or value, as applicable, at any time of less than $1,000,000) and shall use commercially reasonable efforts to cause the financial institutions in which such Securities Accounts or Deposit Accounts are maintained to enter into control agreements with the Collateral Agent, such agreements to be in form and substance reasonably satisfactory to the Collateral Agent.

4.4. Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, insurance policies as may be required by the Indenture, naming the Collateral Agent on behalf of the Secured Parties as additional insureds under liability insurance policies to the extent reasonably requested by the Collateral Agent.

4.5. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes and other material assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except such claims as to which the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.

4.6. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having at least the perfection and priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Note Lien Documents to dispose of the Collateral.

(b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor in reasonable detail and such other reports in connection therewith as the Collateral Agent may reasonably request.

(c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Collateral Agent’s security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted.

4.7. Changes in Locations, Name, etc. Such Grantor will not, except upon not less than 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional financing statements and other documents (executed where appropriate) reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3;

(ii) change its name; or

(iii) permit any Inventory or Equipment (other than mobile goods) in excess of $250,000 in value to be kept at a location other than the locations listed in Schedule 5.

4.8. Notices. Such Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Indenture) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.9. Receivables. Other than in the ordinary course of business or as permitted by the Note Lien Documents or the Credit Agreement, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that would materially adversely affect the value of the Receivables constituting Collateral taken as a whole.

4.10. Intellectual Property. (a) Except as permitted in the Indenture:

(i) With respect to each material Trademark owned by such Grantor, such Grantor (either itself or through licensees) will take all reasonably necessary steps to (i) continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark and take all reasonably necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the benefit of the other Secured Parties, shall obtain a perfected security interest in such mark (if a United States mark) pursuant to this Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any material respect.

(ii) Such Grantor (either itself or through licensees) will not do any act, or knowingly omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(iii) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Copyright owned by such Grantor may become invalidated or otherwise impaired.

(iv) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(v) To the extent such Grantor has reasonably determined that it is commercially practicable to do so, such Grantor (either itself or through licensees) will use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright owned by such Grantor.

(vi) Such Grantor will notify the Collateral Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Patent, Trademark or Copyright of such Grantor may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Patent, Trademark or Copyright owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(vii) Such Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or group of countries or any political subdivision of any of the foregoing, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents, Trademarks and Copyrights owned by such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(viii) Such Grantor (either itself or through licensees) will not, without the prior written consent of the Collateral Agent, such consent not to be unreasonably withheld, discontinue use of or otherwise abandon any Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Collateral Agent in accordance herewith.

(ix) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and, following consultation with the Collateral Agent, shall take such actions as it deems reasonable, which may include suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and seeking to recover any and all damages for such infringement, misappropriation or dilution.

(x) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets of such Grantor.

(b) After the date hereof, whenever such Grantor (i) shall acquire any Patent, Trademark or Copyright or (ii) either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright owned by such Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such acquisition or filing to the Collateral Agent within 90 days after the last day of the fiscal year in which such filing occurs. Such Grantor agrees that the provisions of Section 2 shall automatically apply to such Intellectual Property.

(c) Such Grantor agrees (i) to execute an Intellectual Property Security Agreement with respect to certain of its Intellectual Property in substantially the form of Annex III in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office and (ii) to provide to the Collateral Agent, within 90 days after the last day of the fiscal year in which any Intellectual Property registered in such offices is acquired or registered by such Grantor, all documents necessary to record the security interest of the Collateral Agent in such Intellectual Property with such offices.

(d) Upon the reasonable request of the Collateral Agent, such Grantor shall execute and deliver, and use its best efforts to cause to be filed, registered or recorded, any and all agreements, instruments, documents, and papers which the Collateral Agent may reasonably request to evidence, register, record or perfect the Collateral Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, in any office anywhere in the world in which filing, registration or recorded may be appropriate, except that (so long as no Default has occurred and is continuing) the Collateral Agent shall not request such filing, registration or recording in any office in any jurisdiction outside of the United States in which the Group Members had, during the preceding 12-month period, net sales constituting less than 10% of the consolidated worldwide net sales of the Group Members.

4.11. Vehicles. Grantor will cause the Collateral Agent’s security interest in each Vehicle (except for Vehicles constituting Excluded Assets or Excluded Perfection Assets) having a value greater than $100,000 to be duly perfected, by notation on the certificate of title or as otherwise required by applicable law, within 30 days after such security interest attaches to such Vehicle.

SECTION 5. REMEDIAL PROVISIONS

5.1. Communications with Obligors; Grantors Remain Liable. From and after the date of the Discharge of Priority Lien Obligations with respect to Liquid Collateral:

(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and each Grantor at the request of the Collateral Agent shall) notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.2. Investment Property. As to Investment Property not constituting Excluded Assets, from and after the date of the Discharge of Priority Lien Obligations with respect to Liquid Collateral:

(a) Unless an Event of Default has occurred and is continuing and the Collateral Agent has given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its rights pursuant to Section 5.2(b), each Grantor may exercise all voting and corporate or other organizational rights with respect to such Investment Property; provided, that no vote shall be cast or corporate or other organizational right exercised or other action taken (other than in connection with a transaction permitted by the Indenture) which would impair the Collateral or be inconsistent with or result in any violation of any provision of any Note Lien Document.

(b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Note Lien Obligations in the order set forth in Section 5.4, and (ii) any or all such Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant issuer or issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any issuer, or upon the exercise by any Grantor or the Collateral Agent, as the case may be, of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; provided, that the Collateral Agent shall not exercise any voting or other consensual rights pertaining to any such Investment Property in a manner that constitutes an exercise of the remedies described in Section 5.5 other than in accordance with Section 5.5.

(c) Each Grantor hereby authorizes and instructs each issuer of such Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the

Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each issuer shall be fully protected in so complying, and (ii) after receipt by an issuer or obligor of any instructions pursuant to Section 5.2(c)(i) hereof, pay any dividends or other payments with respect to such Investment Property directly to the Collateral Agent.

5.3. Proceeds to be Turned Over to Collateral Agent. If an Event of Default shall occur and be continuing and the Collateral Agent has instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agents and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by Collateral in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Note Lien Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4. Application of Proceeds. If and whenever any Event of Default has occurred and is continuing, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Note Lien Obligations in such order as may be required by the Collateral Agency Agreement.

5.5. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Note Lien Document, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Note Lien Obligations, in such order as may be required by the Note Lien Documents and otherwise as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise of any rights hereunder other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of such Secured Party. If any notice of a proposed sale or other disposition of Collateral is required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.6. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Note Lien Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent or any Lender to collect such deficiency.

5.7. License. Each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so and subject to pre-existing rights and licenses, a non-exclusive royalty-free license to use any or all of the Intellectual Property of such Grantor, to the extent the use of such Intellectual Property is necessary or appropriate, in the good faith opinion of the Collateral Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any Inventory of such Grantor in any lawful manner in connection with the enforcement of a security interest on such Inventory; provided that the Collateral Agent, as licensee, complies with all of the standards of the owner of the Trademarks included in such Intellectual Property relating to the nature and quality of the goods and services to be offered in connection with such Trademarks; and, provided, further, that such license may be exercised solely in connection with the enforcement of a security interest held by the Collateral Agent upon any Inventory of a Grantor at such time as the Collateral Agent shall be lawfully entitled to enforce such security interest.

SECTION 6. THE COLLATERAL AGENT

6.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 5.6, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (G) subject to any permitted licenses and reserved rights permitted under the Note Lien Documents, assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Actionable Default described in clauses (a) and (b) of the definition of such term in the Collateral Agency Agreement has occurred and is continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply with, or cause performance or compliance with, such agreement.

(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until all security interests created hereby with respect to the Collateral of such Grantor are released.

6.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the

Collateral Agent or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral hereunder are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except, in the case of the Collateral Agent only in respect of its own gross negligence or willful misconduct, to the extent required by applicable.

6.3. Financing Statements. Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets” or “all personal property” and may (but need not) add thereto “whether now owned or hereafter acquired.” Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

SECTION 7. MISCELLANEOUS

7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 2.9 of the Collateral Agency Agreement.

7.2. Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 5.4 of the Collateral Agency Agreement.

7.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and, unless so consented to, each such assignment, transfer or delegation by any Grantor shall be void.

7.5. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.7. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.8. Integration. This Agreement and the other Note Lien Documents represent the agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Note Lien Documents.

7.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.10. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Note Lien Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.11. Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Lien Documents to which it is a party;

(b) the Collateral Agent does not have any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Note Lien Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Note Lien Documents or otherwise exists by virtue of the transactions contemplated hereby between the Grantors and the Collateral Agent.

7.12. Additional Grantors. Each Subsidiary of the Company that is required to become a Subsidiary Guarantor pursuant to Section 4.18 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

7.13. Releases.

(a) At such time as the Note Lien Obligations (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made) have been paid in full, all commitments to extend credit under the Note Lien Documents, if any, have terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents (in form and substance reasonably satisfactory to the Collateral Agent) as such Grantor may reasonably request to evidence such termination.

(b) If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture or is released in accordance with Section 10.08 of the Indenture or Section 2.07 of the Intercreditor Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of such Collateral (not including Proceeds thereof) from the security interests created hereby. At the request and sole expense of the Company, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Indenture; provided that the Company shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Indenture and the other Note Lien Documents.

7.14. WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE LIEN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

DEL LABORATORIES, INC.

By:
Title:

DEL PHARMACEUTICALS, INC.

By:
Title:

DEL PROFESSIONAL PRODUCTS, INC.

By:
Title:

ROYCE & RADER, INC.

By:
Title:

565 BROAD HOLLOW REALTY CORP.

By:
Title:

PARFUMS SCHIAPARELLI, INC.

By:
Title:

COLLATERAL AGENT:

WELLS FARGO BANK, N.A.

By:
Title:

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

1

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

Issuer	Payee	Principal Amount

1

Schedule 3

EXACT LEGAL NAME; LOCATION OF JURISDICTION OF ORGANIZATION;

CHIEF EXECUTIVE OFFICE

Exact Legal Name of Grantor	Jurisdiction of Organization	Location of Chief Executive Office

1

Schedule 4

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

[List each office where a financing statement is to be filed]*

Copyright, Patent and Trademark Filings

[List all filings]

Actions with respect to Pledged Stock**

Other Actions

[Describe other actions to be taken]

*	Note that perfection of security interests in patents and trademarks requires filings under the UCC in the jurisdictions where filings would be made for general intangibles, as well as filings in the U.S Copyright Office and the U.S. Patent & Trademark Office.

**	If the interest of a Grantor in Pledged Stock appears on the books of a financial intermediary, a control agreement as described in Section 8-106 of the New York UCC may be required by the Administrative Agent.

2

Schedule 5

LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Locations

3

Schedule 6

INTELLECTUAL PROPERTY

I.	Copyrights and Copyright Licenses:

II.	Patents and Patent Licenses:

III.	Trademarks and Trademark Licenses:

4

Schedule 7

COMMERCIAL TORT CLAIMS

1

Annex I

to

Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                     , 200_, made by                                         , a                      corporation (the “Additional Grantor”), in favor of Wells Fargo Bank, National Association., as Collateral Agent (in such capacity, the “Collateral Agent”) for the Trustee party to the Indenture referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Indenture.

RECITALS

A. Del Laboratories, Inc., the guarantors party thereto and Wells Fargo Bank, National Association., as trustee (in such capacity and together with its successors in such capacity, the “Trustee”) have entered into a Indenture, dated as of October 28, 2005 (as amended, supplemented or otherwise modified from time to time, the “Indenture”);

B. In connection with the Indenture, Del Laboratories, Inc., and certain of its Affiliates (other than the Additional Grantor) have entered into the Collateral Agreement, dated as of October 28, 2005 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties named therein;

C. WHEREAS, the Indenture requires the Additional Grantor to become a party to the Collateral Agreement; and

D. WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.12 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly guarantees the Company Obligations as set forth in Section 2 thereof, grants the Collateral Agent, for the benefit of the Secured Parties, a security interest in its property as set forth in Section 2 thereof, and assumes all other obligations and liabilities of a Grantor set forth therein. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                         * to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 7.1, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11 AND 7.14 OF THE COLLATERAL AGREEMENT SHALL APPLY WITH

*	Refer to each Schedule which needs to be supplemented.

2

LIKE EFFECT TO THIS ASSUMPTION AGREEMENT, AS FULLY AS IF SET FORTH AT LENGTH HEREIN.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Title:

3

Annex II

to

Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of October [        ], 2005 (the “Agreement”), made by the Grantors parties thereto for the benefit of Wells Fargo Bank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”). The undersigned agrees for the benefit of the Collateral Agent and the other Secured Parties (as defined in the Agreement) as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.8(a) of the Agreement.

3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it with respect to all actions that may be required of it pursuant to Section 5.3(a) or 5.7 of the Agreement.

[NAME OF ISSUER]

By

Title

Address for Notices:

Annex III

to

Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

[See attached.]